                                  SCHEDULE 14A
                                (RULE 14A - 101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant  [X]
Filed by a party other than the registrant   [ ]

Check the appropriate box:
[ ] Preliminary proxy statement            [ ] Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         PERFORMANCE FOOD GROUP COMPANY
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

         ----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

(5)      Total fee paid:

         ----------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials:

         ----------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         ----------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (3)      Filing Party:

         ----------------------------------------------------------------------

         (4)      Date Filed:

         ----------------------------------------------------------------------

                                   [PFG LOGO]

                         6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340


Dear Shareholder:

               It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Performance Food Group Company (the "Company") to be held at 10:00 a.m., eastern daylight time, on Wednesday, May 3, 2000, at the Pocahontas Foods, USA, Inc. offices, located at 7420 Ranco Road, Richmond, Virginia.

               Shareholders will be asked to elect three directors. In addition, we will present a report on the condition and performance of the Company, and you will have an opportunity to question management on matters that affect the interests of all shareholders.

               We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope. Your vote is important.

               I look forward to seeing you on May 3, 2000.

                                          Sincerely,


                                          /s/ Robert C. Sledd

                                          Robert C. Sledd
                                          Chairman and Chief Executive Officer

                                   [PFG LOGO]

                         6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Performance Food Group Company (the "Company") will be held at 10:00 a.m., eastern daylight time, on Wednesday, May 3, 2000, at the Pocahontas Foods, USA, Inc. offices, located at 7420 Ranco Road, Richmond, Virginia for the following purposes:

                             1. To elect three (3) Class I directors to hold
               office for a term of three (3) years and until their successors are elected and qualified; and

                             2. To transact such other business as may properly
               come before the Annual Meeting.

               The Board of Directors has fixed the close of business on March 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

               Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                       By the Order of the Board of Directors


                                        /s/  John D. Austin

                                       John D. Austin, Secretary
Richmond, Virginia
April 3, 2000

               YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                   [PFG LOGO]

                         6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340

                              --------------------

                                PROXY STATEMENT

                              --------------------


               The accompanying proxy is solicited by the Board of Directors of Performance Food Group Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 3, 2000, and any adjournments thereof, notice of which is attached hereto.

               The purposes of the Annual Meeting are to elect three Class I directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

               A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the three director nominees.

               The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

               The Board of Directors has fixed the close of business on March 14, 2000 as the record date for the Annual Meeting. Only record holders of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 13,889,208 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

               The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, abstentions are not considered in the election. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting and abstentions and "non-votes" will have no effect on the outcome of the vote. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

               This Proxy Statement and Form of Proxy and the Company's Annual Report to Shareholders have been mailed on or about April 3, 2000 to all shareholders of record at the close of business on March 14, 2000. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telecopy. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               The following table sets forth certain information furnished to the Company as of March 14, 2000 concerning persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock.

                                                                             AMOUNT AND
                                                                             NATURE OF
           NAME AND ADDRESS                                                  BENEFICIAL          PERCENT
           OF BENEFICIAL OWNER                                               OWNERSHIP         OF CLASS(1)
           -------------------                                               ---------         -----------
Performance Food Group Employee Savings and Stock Ownership Trust......     1,281,179(2)          9.2%
      6800 Paragon Place, Suite 500
      Richmond, Virginia 23230

J. & W. Seligman & Co. Incorporated....................................       874,086(3)          6.3%
William C. Morris
      100 Park Avenue
      New York, New York 10017

-----------------

(1) Computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(2) 833,309 shares held by the Performance Food Group Employee Savings and
    Stock Ownership Plan (the "ESOP") have been allocated to an aggregate of approximately 2,450 participants of the Company who exercise voting power over such shares. The remaining 447,870 unallocated shares are voted by the Trustee at the direction of the Plan Committee which is appointed by the Board of Directors of the Company.
(3) Based solely on information contained in a Schedule 13G/A filed by J. & W. Seligman & Co. Incorporated ("JWS") and William C. Morris with the Securities and Exchange Commission (the "SEC") on February 10, 2000. William
    C. Morris is the owner of a majority of the outstanding voting securities of JWS and may be deemed to beneficially own the shares reported to be owned by JWS.


                       PROPOSAL 1: ELECTION OF DIRECTORS

               The Company's Restated Charter classifies the Board of Directors into three classes, each class to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The terms of two Class I directors, Charles E. Adair and Timothy M. Graven, will expire upon the election and qualification of new directors at this Annual Meeting. The terms of each of the two Class II directors and each of the two Class III directors will expire at the annual meetings in 2001 and 2002, respectively. The Board of Directors has designated Charles E. Adair and Timothy M. Graven as the two nominees for reelection as Class I directors for a three-year term expiring at the annual meeting in 2003 and until their successors are elected and qualified. These two nominees are currently directors of the Company and were elected by the shareholders.

               In addition, the Board of Directors has determined that it is in the best interests of the Company to add an additional Class I director and has nominated H. Allen Ryan for election. If elected, Mr. Ryan would serve a three-year term expiring at the annual meeting in 2003 and until his successor is elected and qualified. Mr. Ryan currently serves as the President of NorthCenter Foodservice Corporation, a subsidiary of the Company, with which the Company effected a business combination on February 26, 1999.

               Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election of the three Class I nominees as directors. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the persons named in the Form of Proxy have advised the Company that they will vote for such substitute or substitutes as shall be designated by the current Board of Directors.

               The following table contains, as of March 14, 2000, certain information concerning the executive officers and directors of the Company, including the nominees, which information has been furnished to the Company by the individuals named.

                                                                                               Shares
                                                                                               Common
                                                                                               Stock
                                      Director     Term                                     Beneficially         Percent
                 Name           Age    Since     Expires          Position                    Owned(1)          of Class
                 ----           ---    -----     -------          --------                    --------          --------
Robert C. Sledd...............   47     1987       2001     Chairman, Chief Executive          364,238 (2)         2.6%
                                                              Officer and Director

C. Michael Gray...............   50     1992       2002     President, Chief Operating         168,128             1.2%
                                                              Officer and Director

Roger L. Boeve................   61       --         --     Executive Vice President and       130,197 (3)           *
                                                              Chief Financial Officer

Thomas Hoffman................   60       --         --     Senior Vice President               58,227               *

Charles E. Adair..............   52     1993       2000     Director                            29,250               *

Fred C. Goad, Jr..............   59     1993       2001     Director                            29,250               *

Timothy M. Graven ............   48     1993       2000     Director                            24,750               *

H. Allen Ryan.................   58       --         --     Director Nominee                   317,415             2.3%

John E. Stokely...............   48     1998       2002     Director                             9,750               *

All directors and                                                                            1,131,205             8.0%
executive officers as
a group (9 persons)

--------------------

 *   Less than one percent

(1) Includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire as of March 14, 2000 and within 60 days of such date upon the exercise of options: Mr. Sledd - 33,751; Mr. Gray - 53,626; Mr. Boeve - 27,939; Mr. Hoffman - 41,437; Mr.
     Adair - 17,250; Mr. Goad - 17,250; Mr. Graven - 17,250; Mr. Ryan - 0; Mr.
     Stokely - 7,750; all directors and executive officers as a group (9 persons) - 216,253 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purposes of computing the percentage of ownership of any other person.
(2) Includes 40,500 shares held by Mr. Sledd as trustee for the benefit of his children. Also includes 2,250 shares held by Mr. Sledd's wife for which Mr. Sledd disclaims beneficial ownership.
(3) Excludes unallocated shares held by the ESOP. Mr. Boeve is a trustee of the ESOP and is a member of the Plan Committee which directs the voting of such shares.

     The following is a brief summary of the business experience of each of the executive officers and directors of the Company, including the nominees.

     Robert C. Sledd has served as Chairman of the Board of Directors since February 1995 and has served as Chief Executive Officer and a director of the Company since 1987. Mr. Sledd served as President of the Company from 1987 to February 1995. Mr. Sledd has served as a director of Taylor & Sledd Industries, Inc., a predecessor of the Company, since 1974, and served as President and Chief Executive Officer of that company from 1984 to 1987. Mr. Sledd also serves as a director of SCP Pool Corporation, a supplier of swimming pool supplies and related products, and Eskimo Pie Corporation, a supplier of frozen novelties, ice cream and sorbet products.

     C. Michael Gray has served as President and Chief Operating Officer of the Company since February 1995 and has served as a director of the Company since 1992. Mr. Gray served as President of Pocahontas Foods, USA, Inc. ("Pocahontas"), a wholly-owned subsidiary of the Company, from 1981 to 1995. Mr. Gray had been employed by Pocahontas since 1975, serving as Marketing Manager and Vice President of Marketing. Prior to joining Pocahontas, Mr. Gray was employed by the Kroger Company as a produce buyer.

     Roger L. Boeve has served as Executive Vice President and Chief Financial Officer of the Company since 1988. Prior to that date, Mr. Boeve served as Executive Vice President and Chief Financial Officer for The Murray Ohio Manufacturing Company and as Corporate Vice President and Treasurer for Bausch and Lomb. Mr. Boeve is a certified public accountant.

     Thomas Hoffman has served as Senior Vice President of the Company since February 1995. Since 1989, Mr. Hoffman has served as President of Kenneth O. Lester Company, a wholly-owned subsidiary of the Company. Prior to joining the Company in 1989, Mr. Hoffman served in executive capacities at Booth Fisheries Corporation, a subsidiary of Sara Lee Corporation, as well as C.F.S. Continental, Miami and International Foodservice, Miami, two foodservice distributors.

     Charles E. Adair has served as a director of the Company since August 1993. Since 1993, Mr. Adair has been a partner in Cordova Capital II, LLC, a venture capital management company. Mr. Adair is also the Chairman and founder of Adair & Associates, Inc., a consulting and private investment firm founded in 1993. Mr. Adair was employed by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals and other medical products, from 1973 to 1992, serving as Executive Vice President from 1978 to 1981, as President and Chief Operating Officer from 1981 to 1992, and as a director from 1976 to 1992. In addition, Mr. Adair serves as a director of Tech Data Corporation, a distributor of microcomputers and related hardware and software products. Mr. Adair is a certified public accountant.

     Fred C. Goad, Jr. has served as a director of the Company since July 1993. Since June 1996, Mr. Goad has served as Co-Chief Executive Officer and a director of ENVOY Corporation ("ENVOY"), a provider of electronic transaction processing services for the health care industry. From June 1996 through March 1999, Mr. Goad served as Chairman of ENVOY. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer and as a director of ENVOY. Mr. Goad also serves as a director of Quintiles Transnational Corp., a provider of research, sales consulting and information management services to the health industry.

     Timothy M. Graven has served as a director of the Company since August 1993. Mr. Graven is the Managing Partner and co-founder of Triad Investment Company, LLC, a private investment firm founded in 1995. Mr. Graven previously served as President and Chief Operating Officer of Steel Technologies, Inc. of Louisville, Kentucky, a steel processing company, from March 1990 to November 1994, as Executive Vice President and Chief Financial Officer from May 1985 to March 1990 and as a director from 1982 to 1994. Mr. Graven is also a certified public accountant.

     H. Allen Ryan has been nominated to serve as a director of the Company following the Annual Meeting. Mr. Ryan has served as President of NorthCenter Foodservice Corporation ("NorthCenter "), a subsidiary of the Company, since 1982. Mr. Ryan is past Chairman of Nugget Distributors, Inc., a foodservice buying group, and the International Foodservice Distributors Association. Mr. Ryan also serves on the Board of Directors of the Maine Restaurant Association and the Board of Trustees of Thomas College in Waterville, Maine. NorthCenter was the 1999 recipient of the ID Magazine Great Distributor Organization Award.

     John E. Stokely has served as a director of the Company since April 1998. Since August 1999, Mr. Stokely has been self-employed as a business consultant. Mr. Stokely was the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc., a retail food chain and wholesale grocery distributor ("Richfood"), from January 1997 until August 1999, when Richfood was acquired by Supervalu Inc. Mr. Stokely served on the Board of Directors and as President and Chief Operating Officer of Richfood from April 1995 to January 1997 and served as Executive Vice President and Chief Financial Officer from 1990 to April 1995. Mr. Stokely also serves as a director of Nash-Finch Company, a food wholesaler.

     The Board of Directors has established an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit, acting as a liaison between the Board and the auditors and reviewing various Company policies, including those related to accounting and internal control matters. Messrs. Goad, Graven, Adair and Stokely comprise the Audit Committee, which met three times during fiscal 1999.

     The Board of Directors has established a Compensation Committee for the purpose of evaluating the performance of the Company's officers, reviewing and approving officers' compensation, formulating bonuses for the Company's management and administering the Company's stock incentive plans. Messrs. Goad, Graven, Adair and Stokely comprise the Compensation Committee, which met three times during fiscal 1999.

     The Board of Directors held seven meetings, three of which were via teleconference, during fiscal 1999. All incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served at the time of such meeting, held during fiscal 1999. The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended January 1, 2000 (fiscal 1999), January 2, 1999 (fiscal 1998) and December 27, 1997 (fiscal 1997) for (i) the Chief Executive Officer of the Company and (ii) the three highest paid executive officers of the Company whose salary and bonus payments exceeded $100,000 (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                              ANNUAL COMPENSATION          AWARDS
                                                            -----------------------     ------------
                                                                                         SECURITIES
                                                                                         UNDERLYING        ALL OTHER
                 NAME AND                       FISCAL       SALARY         BONUS       OPTIONS/SARS      COMPENSATION
            PRINCIPAL POSITION                   YEAR          ($)           ($)           (#)(1)             ($)
            ------------------                  ------      ---------     ---------     ------------      ------------
     Robert C. Sledd                             1999       $ 357,950     $ 256,962        20,000          $ 7,929(2)
          Chairman and Chief Executive           1998         275,396       150,334        50,600            9,817(2)
          Officer                                1997         269,807       164,864            --            8,603(2)

     C. Michael Gray                             1999         266,078       104,535        15,000            7,929(2)
          President and Chief Operating          1998         225,576        73,381        37,100            9,764(2)
          Officer                                1997         217,858       126,237            --            8,636(2)

     Roger L. Boeve                              1999         211,262        56,374         8,000            7,929(2)
          Executive Vice President and Chief     1998         193,262        50,581        21,900            9,753(2)
          Financial Officer                      1997         189,333        71,374            --            8,652(2)

     Thomas Hoffman                              1999         216,980        66,690        10,000            7,929(2)
          Senior Vice President                  1998         190,535       149,467        16,870            9,664(2)
                                                 1997         185,244        19,530            --            7,784(2)

-------------------------

(1) Number of stock options granted under the 1993 Stock Incentive Plan (the "1993 Plan").
(2) Includes allocations by the Company to each Named Executive Officer's ESOP account of $4,729, $7,264 and $6,359 for fiscal 1999, 1998 and 1997, respectively. Allocations to the ESOP accounts are based on the closing price of the Common Stock on The Nasdaq Stock Market of $24.38 per share at December 31, 1999 for fiscal 1999, $28.13 per share at December 31, 1998 for fiscal 1998 and $21.00 per share at December 26, 1997 for fiscal 1997. Also includes contributions by the Company to each Named Executive Officer's 401(k) account in fiscal 1999 as follows: Mr Sledd - $3,200; Mr Gray - $3,200; Mr. Boeve - $3,200; and Mr. Hoffman - $3,200; in fiscal 1998 as follows: Mr. Sledd - $2,553; Mr. Gray - $2,500; Mr. Boeve - $2,489; and Mr. Hoffman - $2,400; and in fiscal 1997 as follows: Mr. Sledd
     - $2,244; Mr. Gray - $2,277; Mr. Boeve - $2,293; and Mr. Hoffman - $1,425.

      The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 1999. No stock appreciation rights ("SARs") have been granted by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                               ---------------------------------------------------------
                                                PERCENT OF
                                NUMBER OF          TOTAL                                          POTENTIAL REALIZABLE VALUE
                               SECURITIES         OPTIONS                                           AT ASSUMED ANNUAL RATES
                               UNDERLYING        GRANTED TO                                       OF STOCK PRICE APPRECIATION
                                 OPTIONS         EMPLOYEES       EXERCISE                               FOR OPTION TERM
                                 GRANTED         IN FISCAL         PRICE      EXPIRATION         -----------------------------
NAME                             (#)(1)            1999          ($/SHARE)       DATE              5%($)              10%($)
---------------------          ----------------------------      -----------------------         -----------------------------
Robert C. Sledd                   17,800           6.6%            $25.75        4/1/09          $ 288,254           $ 730,492
                                   2,200           0.8%             25.93        5/5/09             35,876              90,917

C. Michael Gray                   13,500           5.0%             25.75        4/1/09            218,619             554,025
                                   1,500           0.6%             25.93        5/5/09             24,461              61,989

Roger L. Boeve                     7,200           2.7%             25.75        4/1/09            116,597             295,480
                                     800           0.3%             25.93        5/5/09             13,046              33,061

Thomas Hoffman                     3,883           1.4%             25.75        4/1/09             62,881             159,354
                                   6,117           2.3%             25.93        5/5/09             99,751             252,790

-----------------------

(1) The options granted to the Named Executive Officers were granted on April 1, 1999 and May 5, 1999 pursuant to the 1993 Plan. The options become 100% exercisable on April 1, 2003 and May 5, 2003. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable. The options were granted at exercise prices determined by the closing price of the Common Stock on The Nasdaq Stock Market on the dates of grant.


     The Company has no long-term incentive plans, as that term is defined in regulations promulgated by the SEC. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company. During fiscal 1999, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers, whether through amendment, cancellation or replacement grants, or other means.

     The following table sets forth certain information with respect to stock options issued to the Named Executive Officers pursuant to the 1993 Plan and the 1989 Nonqualified Stock Option Plan.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL 1999 YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                             SHARES                                  UNDERLYING UNEXERCISED                    IN-THE-MONEY
                           ACQUIRED ON        VALUE                      OPTIONS HELD AT                        OPTIONS AT
                           EXERCISE (#)     REALIZED ($)               JANUARY 1, 2000 (#)               JANUARY 1, 2000($) (1)
                          -------------    -------------         ------------------------------      -----------------------------
      NAME                                                       EXERCISABLE      UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
----------------------                                           -----------      -------------      -----------    --------------
Robert C. Sledd              101,250        $1,960,200              20,250            84,101          $ 326,745       $ 430,918
C. Michael Gray               56,250         1,166,625              34,875            70,851            634,984         403,408
Roger L. Boeve                78,750         1,638,000              13,688            44,151            221,276         269,572
Thomas Hoffman                    --                --              24,936            43,371            451,917         262,225

--------------------

(1) Based on the closing price of the Company's Common Stock on The Nasdaq Stock Market at December 31, 1999 of $24.38 per share.


DIRECTOR COMPENSATION

     Non-employee directors receive an annual retainer of $10,000 and a fee of $1,000 for each Board meeting attended, $500 for each committee meeting attended, $500 for each meeting attended by telephone, and are reimbursed for expenses reasonably incurred in connection with their services as directors. Directors who are officers or employees of the Company receive no compensation for serving as members of the Board. The aggregate amount of fees paid to all of the non-employee directors for fiscal 1999 was approximately $68,000.

     Each non-employee director participates in the Outside Directors' Plan, which was approved by the shareholders of the Company on July 21, 1993. Non-employee directors elected to the Board subsequent to the adoption of the Outside Directors' Plan will receive an option grant for 5,250 shares upon their election to the Board of Directors and all non-employee directors will receive an annual option grant of 2,500 shares as of the date of each annual meeting of shareholders. The options become exercisable, subject to a director's continued service on the Board of Directors, one year from the date of grant, and expire on the tenth anniversary of such date. All options issued under the Outside Directors' Plan have an exercise price per share at the date of grant equal to the closing sale price on The Nasdaq Stock Market on that date. At January 1, 2000, there were four participants under the Outside Directors' Plan who held options covering an aggregate of 15,750 shares at an exercise price of $9.33 per share, 4,500 shares at an exercise price of $14.17 per share, 4,500 shares at an exercise price of $12.67 per share, 4,500 shares at an exercise price of $18.33 per share, 7,500 shares at an exercise price of $20.00 per share, 12,750 shares at an exercise price of $20.13 per share and 10,000 shares at an exercise price of $25.93 per share. There have been no exercises to date of options granted under the Outside Directors' Plan.

     The Board of Directors may in the future adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company's shareholders and the financial abilities of the Company.

CHANGE IN CONTROL AGREEMENTS

     Effective as of October 29, 1997, the Company entered into agreements with certain of its key executives (the "Agreement"), including the Chief Executive Officer and Named Executive Officers, which provide for certain payments to be made to the executive if, within two years following a Change in Control (as defined in the Agreement) of the Company, his employment with the Company is terminated for any reason other than Cause (as defined in the Agreement) or if the executive terminates his employment with the Company for Good Reason (as defined in the Agreement). Upon termination, the executive is entitled to receive (i) 299.9% of his base salary (defined as the higher of the executive's base salary prior to the Change in Control or immediately prior to termination), (ii) 299.9% of his bonus (based upon the executive's bonus for the three fiscal years prior to the Change in Control or bonus after the Change in Control, whichever is higher) and (iii) an amount necessary to reimburse the executive for any excise tax payable under Section 4999 of the Internal Revenue Code in connection with the Change in Control. One-third of such amount must be paid in equal semi-monthly installments over the twelve months following termination and the balance in a lump sum payment made within five business days after the expiration of the twelve-month period. Amounts payable pursuant to clause (iii) above must be paid within thirty days following termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, the Compensation Committee of the Board of Directors was composed of Messrs. Goad, Graven, Adair and Stokely. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions with respect to compensation of the Named Executive Officers for fiscal 1999 were made by the Compensation Committee of the Board of Directors, which was composed of Messrs. Goad, Graven, Adair and Stokely. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. The Compensation Committee approves compensation actions and long-term incentive awards to the Named Executive Officers and other key employees of the Company, and reviews and administers the incentive compensation, stock option and other compensation plans of the Company.

The overall objectives of the Company's executive compensation program for fiscal 1999 were to:

     -    Attract and retain the highest quality talent to lead the Company

     -    Reward key executives based on business performance

     -    Design incentives to maximize shareholder value

     - Assure that objectives for corporate and individual performance are measured

     The philosophy upon which these objectives are based is to provide incentive to the Company's officers to enhance the profitability of the Company and closely align the financial interests of the Company's officers with those of its shareholders. In order to uphold this philosophy for fiscal 1999, the Compensation Committee reviewed the various elements of executive compensation, including salaries, incentive compensation awards and stock option awards under the 1993 Plan. In 1999, the Compensation Committee retained Slaubaugh, Morgan, White & Associates ("SMW"), an independent consulting firm, to analyze the Company's compensation programs in relation to a group of similarly sized companies in comparable industries. These comparable companies are primarily in the distribution industry, including certain of the Company's competitors for which compensation data is available. The SMW analysis compares the compensation levels of the CEO and Named Executive Officers to similar positions at these peer companies. The Compensation Committee then uses this information when establishing compensation levels for the Company's senior management.

     The Compensation Committee set annual base salaries for the Named Executive Officers near or just below the midpoint of the relative salaries of similar executives at these peer companies. To closely align an executive's compensation to the Company's goals, the Compensation Committee believes that a substantial portion of an executive's compensation should be incentive based. Therefore, the Company relies to a significant degree on annual cash bonuses and long-term stock based incentive compensation. Beginning in fiscal 1995, the Compensation Committee and the Board implemented an annual cash bonus program for senior management, including the Named Executive Officers, based in part on Economic Value Added ("EVA") and in part on individual performance objectives. EVA measures the Company's ability to generate after-tax operating profits in excess of the cost of capital, including both debt and equity, employed to generate that profit. The Company's bonus program includes a component based on the improvement in EVA over the prior year and a component based on current year EVA. Under this program, an executive's bonus varies directly with improvement in and with the amount of after-tax operating profits in excess of the cost of capital. Therefore, an executive is rewarded for creating shareholder wealth by most effectively utilizing the Company's capital. In addition, an executive's bonus is "at risk," in that no bonuses are paid if the Company fails to improve the utilization of capital or generate after-tax operating profits in excess of the cost of capital. Based on the foregoing, the Company's Chairman and Chief Executive Officer, Robert C. Sledd, was paid a base salary in fiscal 1999 of approximately $358,000 and earned bonuses under the cash bonus program totaling approximately $257,000.

     The long-term incentive program for senior management consists of stock option and other stock-based awards granted under the 1993 Plan. Until 1999, the Compensation Committee granted stock option awards on a bi-annual basis. In 1999, the Compensation Committee began to grant options to senior management annually. During the first quarter of 1999, the Compensation Committee approved the grant of an aggregate of 53,000 stock options under the 1993 Plan to the Named Executive Officers, including 20,000 to Mr. Sledd. These options were granted at the fair market value of the Common Stock on the date of grant and vest 100% four years from the date of grant.

Federal Income Tax Deductibility Limitations

     The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. None of the Company's executive officers has received compensation that could potentially exceed the applicable limits under OBRA.

     The tables set forth under "Executive Compensation," and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

      Fred C. Goad, Jr. Timothy M. Graven Charles E. Adair John E. Stokely

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in the unaudited cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 600 Index and the S&P Distributors Food and Health Index between December 31, 1994 and December 31, 1999. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1994 and that all dividends, if any, were reinvested.

---------------------------------------------------------------------------------------------
                                       1994      1995      1996      1997      1998      1999
---------------------------------------------------------------------------------------------
Performance Food Group Company          100       190       186       285       338       293
---------------------------------------------------------------------------------------------
S&P 600 Stock Index                     100       138       169       226       290       351
---------------------------------------------------------------------------------------------
S&P Distr. Food & Health Index          100       125       124       174       239       143
---------------------------------------------------------------------------------------------

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended January 1, 2000, with the exception of one transaction for Mr. Adair which was not timely filed but was subsequently reported on a Form 4.

                              CERTAIN TRANSACTIONS

     On July 27, 1998, the Company purchased all of the assets used in the operation of Virginia Food Service Group, the foodservice division of Taylor & Sledd, Inc. ("Taylor & Sledd"). Robert C. Sledd, Chairman and Chief Executive Officer of the Company, and certain members of his family are shareholders of Taylor & Sledd. The purchase price for the assets was $3,652,158, plus $4,453,303 paid in March 1999 pursuant to the terms of an earnout agreement. The purchase price was determined by arm's-length negotiations between the parties. Mr. Sledd's interest in the transaction, including the earnout payment, was valued at $1,385,223. Mr. Sledd's parents' and siblings' interest in the transaction, including the earnout payment, was valued at an additional $5,719,213. In addition, in connection with the acquisition, Taylor & Sledd entered into a lease with Virginia Foodservice Group, Inc., a subsidiary of the Company, which provides for payments to Taylor & Sledd annually through June 2013. Virginia Foodservice Group, Inc. made lease payments to Taylor & Sledd in the aggregate amount of approximately $264,000 during fiscal 1999.

     In 1988, Pocahontas leased certain land and buildings from Taylor & Sledd. The lease provides for monthly payments of approximately $54,000 and expires on July 31, 2004, subject to certain renewal options on the same terms for successive one year periods. Pocahontas made lease payments in the aggregate amount of approximately $643,000 during fiscal 1999.

     On February 26, 1999, pursuant to an Agreement and Plan of Merger dated February 2, 1999 (the "Merger Agreement"), the Company effected a business combination with NorthCenter Foodservice Corporation ("NorthCenter") through the merger of NorthCenter with a wholly owned subsidiary of the Company (the "Merger"). As consideration for the Merger, H. Allen Ryan received 850,176 shares, or approximately 6.8%, of the Company's then outstanding Common Stock. In connection with the Merger, Mr. Ryan and the Company entered into an Indemnity and Escrow Agreement, and 46,296 shares of the Company's Common Stock were placed in escrow to satisfy potential indemnification obligations arising from breaches of representations, warranties or covenants made by Mr. Ryan in the Merger Agreement. If and when Mr. Ryan sells any shares of the Company's Common Stock, he has agreed to do so in accordance with Rule 145 of the Securities Act of 1933, as amended, and in accordance with the rules and regulations governing poolings-of-interest transactions.

     The Board of Directors of the Company has adopted a policy which provides that any transaction between the Company and any of its directors, officers, or principal shareholders or affiliates thereof must be on terms no less favorable to the Company than could be obtained from unaffiliated parties and must be approved by vote of a majority of the disinterested directors of the Company. Management believes that past transactions have complied with this policy.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected KPMG LLP to serve as independent auditors for the current fiscal year. Such firm has served as the Company's independent auditors since 1987. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

     Shareholders intending to submit proposals should send such proposals in writing, by certified mail, return receipt requested, to John D. Austin, Secretary, Performance Food Group Company, 6800 Paragon Place, Suite 500, Richmond, Virginia 23230. To be included in the proxy statement and form of proxy relating to the Company's 2001 Annual Meeting of Shareholders or to be presented at the Company's 2001 Annual Meeting of Shareholders, proposals must be received by the Company prior to December 6, 2000.

                         PERFORMANCE FOOD GROUP COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 3, 2000

                                     PROXY
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. (EDT) ON MAY 3, 2000 AND ANY ADJOURNMENT(S) THEREOF. The undersigned hereby appoints John D. Austin and Roger L. Boeve, or either of them, with full power of substitution, as attorneys, and hereby authorizes them to represent and to vote in the name of and as proxy for the undersigned, as designated, all of the shares of common stock of Performance Food Group Company held of record by the undersigned on March 14, 2000.

1. ELECTION OF THREE CLASS I DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

    [ ]  FOR all nominees listed below                     [ ]  WITHHOLD AUTHORITY to vote for all nominees.
         (except as marked to the contrary below).

             CHARLES E. ADAIR    TIMOTHY M. GRAVEN    H. ALLEN RYAN

To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PROPOSAL 1.

    The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                                Dated:                    , 2000
                                                  -------------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if Held Jointly

                                                Please sign exactly as name
                                                appears on your share
                                                certificates. Each joint owner
                                                must sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name as authorized. If a
                                                partnership or limited liability
                                                company, please sign in such
                                                organization's name by an
                                                authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED REPLY
       ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.